Exhibit 5.1

September 28, 2010

Thompson Creek Metal Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO
80120 USA

Re:          Form S-8 Registration Statement

2010 Employee Stock Purchase Plan
2010 Long-Term Incentive Plan

Dear Sirs:

We act as counsel for Thompson Creek Metals Company Inc. (the “Company”), a corporation continued under the laws of the Province of British Columbia, Canada, and are familiar with the proceedings taken by the Company in connection with the 4,557,782 common shares of the Company (the “Shares”) reserved for issuance pursuant to the Thompson Creek Metals Company Inc. 2010 Employee Stock Purchase Plan and the Thompson Creek Metals Company Inc. 2010  Long-Term Incentive Plan (together, the “Plans”), as described in the Registration Statement on Form S-8 to be filed by the Company under the United States Securities Act of 1933, as amended (the “Registration Statement”) with the U.S. Securities and Exchange Commission.

As counsel to the Company, in connection with this opinion, we have examined the Company’s Articles of Continuance dated July 29, 2008 as currently in effect; such other records of the corporate proceedings of the Company as we deem relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that all necessary corporate action has been taken by the Company to authorize the issuance of Shares in accordance with the respective Plans and that, when such Shares are issued in accordance with the terms of the respective Plan, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein which are in effect on the date hereof.  No opinion is expressed herein with respect to any federal or state law of the United States.

We understand that you wish to file this opinion letter as an exhibit to the Registration Statement, and we hereby consent thereto.  Such consent is not an admission that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Goodmans